Exhibit 99.2
Remarks by Richard T. Clark
Chairman, President and CEO
Merck & Co., Inc.
Annual Business Briefing
December 9, 2008
Thank you, Eva. Good morning everyone, and thanks for joining us for today’s meeting.
For all of us in the pharmaceutical industry, 2008 found us no longer anticipating a changing environment, but operating right in the middle of it. On top of that, Merck also has been managing our own business challenges. So the experiences of 2008 have further reinforced our ongoing, critical goal: to build a new Merck.
Today’s meeting will focus on two compelling concepts that remain at the core of our business model: innovation and customer value. Throughout the day, we will outline how we will continue to cultivate innovation and deliver customer value in order to drive the growth of our business and help position Merck for future success.
First, you will hear from Peter Kim, who will give you an overview of our research and development strategy, and our pipeline. Peter will illustrate how we intend to continue to be a leader in innovation, while also significantly increasing our research productivity, with differentiated, first- and best-in-class products that meet unmet medical needs. He will also review our science-based diversification strategy and the exciting new business we’ve formed — Merck BioVentures.
Then, Ken Frazier will bring you up-to-date on how we are driving growth from our current product portfolio and will highlight the opportunities in our pipeline. Ken will also walk you through the progress we have made in implementing our new Commercial Models and our emerging market strategy.
Throughout today’s discussion, you will see that we remain clear on how we define long-term success. We intend to be:
•	A leading research-driven pharmaceutical company, distinguished by its scientific excellence...

•	That is producing strong growth and superior shareholder returns...

•	With an agile and productive organization, and is...

•	A company that customers trust and believe delivers the most value.
As I review the broad picture of Merck’s progress toward these goals, I want to emphasize that the new Merck we are building is about maximizing the value of our current product portfolio and our pipeline and enabling us to invest in growth. This approach will allow us to take advantage of internal and external opportunities that produce sustainable, profitable growth. It will help us manage risk appropriately by diversifying within biopharmaceuticals. And it will create the levels of productivity and shareholder returns we need in order to be an industry leader.
Enabling this approach is a leaner, more efficient operating model with a variable cost base. Our model will run on a culture of change and the ability to act quickly. It’s about organizational fitness — getting the right people with the right skills in the right jobs, with a culture that helps them anticipate and accelerate change.
While many in our industry have strategies that — on the surface — sound similar to Merck’s, a closer look will show that’s not the case. We believe that we will differentiate Merck by the depth of customer and market focus built into our plans, and how quickly and effectively we implement them. 2009 will be an important year of transformation and execution for us. Merck anticipated changes in the industry sooner than many others, and we started down this path earlier. We think that gives us an advantage and an ability to move more quickly than others.
One key to creating momentum is keeping a sharp focus on how the components of our strategy work together. We have made significant progress with building our new models and re-engineering our operations through initiatives such as the Basic Research Global Operating Strategy, the new Clinical Development Model, our new Commercial Model and the continuation of the Merck Supply Strategy. These activities will enable us to optimize our product portfolio and invest in growth opportunities, such as emerging markets, Merck BioVentures and business development. Also key to making this work, of course, is making sure that we have the right people, culture and capabilities. Getting the culture component right is an effort that my management team and I are extremely focused on.
You will be hearing more today about some of these initiatives, so now I’d just like to highlight a few points. The initiatives focused on basic research and clinical development are innovative approaches to the critical challenges we face as an R&D organization: how to improve the overall probability of success and the productivity of our pipeline.
On the commercial side, we are accelerating the rollout of a more customer-centric selling model that will provide a significant competitive advantage, help build trust with our customers, and improve patient outcomes. I will talk more about that shortly.
On the manufacturing side, we have made great strides in the three years since we began re-engineering to create a lean, flexible, cost-effective capability. We continue to make progress on our supply issues. And, we are working to build additional capacity in vaccines and biologics, as well as support Merck’s expansion into emerging markets.

Delivering a sustainable pipeline of innovative products has always been — and will remain — the core mission of Merck. Today, we are going to give you deeper insights into our pipeline and long-term growth prospects so that you can have more confidence in Merck’s future.
Peter Kim will give you the detail behind this chart, but I want you to take away one message from this pipeline preview — Merck has a pipeline that is strong and covers multiple therapeutic areas.
We expect our pipeline candidates, coupled with our recently launched products, to be key drivers of Merck’s future growth. In particular, I want to call out four candidates from our pipeline that we are speaking about for the first time. We anticipate starting late-stage programs in 2009 for the first two:
•	MK-0633, a potent, once-daily treatment for respiratory disease;

•	and V710, a novel vaccine against staph infection.
The second two are in the mid-stage pipeline:
•	MK-2578, a potential new approach for anemia and the first product we anticipate from Merck BioVentures;

•	And, MK-4305, a potential new approach to the treatment of chronic insomnia.
We believe that these candidates, as well as others in our pipeline, will meet critical unmet medical needs. They represent significant potential opportunities for Merck and early feedback has been encouraging.
We are especially excited about the opportunity for new revenue growth presented by Merck BioVentures. Follow-on biologics represent a significant market opportunity due to the extensive patent expiries of leading biologics through 2017. We believe we can become a leading provider of high-quality, competitively priced, follow-on biologics.
This business will leverage the proprietary glyco-engineering technology we brought into our labs through our 2006 acquisition of GlycoFi. It will also draw on our vaccine manufacturing experience. The glyco-engineering technology should also enable us to develop novel biologics.
Merck BioVentures should further improve the probability of success in our pipeline, as well as help us manage our overall development risk. Peter Kim will provide more detail on why this is such an important and unique opportunity for Merck.
Moving on to our commercial activities, we will continue to roll out our New Commercial Models in the United States, Canada, the European Union and

Japan. Ken will give you more background, but the headline here is that our pilots demonstrated the effectiveness of this approach. For example, in the U.S., we achieved comparable business performance with 20 percent fewer resources. Moreover, it allowed us to become more effective in building trust and customer value which, along with our innovative products, is what differentiates us from our competitors. In the course of piloting our new model, we’ve had some great experiences where our customers actually reached out to us, and invited us to work with them in new ways to achieve better patient outcomes. That kind of feedback really reinforces the value of our approach.
We are also driving growth through our franchise strategies by focusing on end-to-end lifecycle planning. Merck is taking a more aggressive approach to lifecycle management, from research through marketing.
•	This means we are pursuing the expansion of eligible patients to include larger groups for GARDASIL through adult women and males, ISENTRESS for treatment-naïve patients, and ZOSTAVAX for ages 50 — 59.

•	We are looking to develop new fixed-dose combinations for JANUVIA and ZETIA.

•	And new formulations for ISENTRESS and JANUMET.

•	In addition, we are continuing to invest in outcome studies that will provide new data to meet patient needs — for example, for JANUVIA, MK-0524A and MK-0859.
Emerging markets will continue to provide significant growth opportunities for Merck. We are on track to achieve our Plan to Win goal of $2 billion in sales from emerging markets by 2010.
We have built a strong foundation for market leadership. For example, we are maximizing Merck’s portfolio through brand leadership in markets like Korea, Turkey and Poland, where SINGULAIR leads the market, and in Russia, Poland and Turkey, where GARDASIL is No. 1. We have also been first-to-market with our new products across nearly all emerging markets.
We are also expanding our commercial infrastructure to build a strong local presence, creating an expanded sales force and distribution network in China, Russia and India. And we have created targeted business development approaches, such as the partnerships we implemented for multiple products in Korea. Our partnerships there are helping us on multiple fronts. For example, they are expanding our business into new segments, such as clinics. In the case of GARDASIL, they are improving product distribution and for COZAAR, they are providing lifecycle management.
We intend to be among the top five pharma companies in each market, which would be a considerable step up from our current positions. The markets we are focusing on are China, India, Korea, Russia, Turkey, Poland and Brazil. To

support this goal, we are shifting investments from developed markets commensurate with the size and strategic importance of the opportunity.
Each of the many initiatives I have outlined this morning — emerging markets, Merck BioVentures and our new Commercial Models — require the talent and energy of a high-performing organization. We are in the intellectual-capital business — our people really do differentiate us. So we are focusing our resources on the highest value activities, while outsourcing more transactional work. We are also bringing in new talent with the new skills and expertise we need to complement the strong talent and experience we already have. And we will continue to invest in developing the strong leaders we need to carry out our plans.
All of our activities are focused on building shareholder value. With that in mind, we will reinvest the savings we create from cost management to accelerate the productivity of our pipeline, drive new products, expand our presence in emerging markets, and contribute to earnings-per-share. We will take advantage of opportunities to further enhance growth through the right potential acquisitions and ongoing scientific partnerships. And we will engage in financial stewardship to maintain our dividend, pursue stock buy-backs and take advantage of the right strategic opportunities.
In summary, this year has both tested and proven Merck’s resilience. You and I know that this company has been through tough times before — and has rebounded from those tough times in ways that few other companies have.
In December of 2005, I stood here on this very spot and told you that we had a plan to get this company where we need to go — to regain Merck’s position as an industry leader. As I speak to you today, what you need to know is that tough challenges and disappointments are no match for my determination to deliver on the promise of this great company. I remain unwavering in my confidence in Merck’s ability to achieve our goal. We have the right strategy, the right business model, the right product portfolio, the right pipeline — and the right people — to succeed. And, we will actively pursue strategic opportunities to help make that happen. I am more determined than ever that we will be one of the winners in the pharmaceutical industry of the future.
Next year will continue to be a period of fundamental transformation that establishes Merck as a different competitor for the next decade. We look to emerge leaner and more responsive to our customers’ needs, and with a pipeline that offers significant potential, thanks to the scientific innovation that will continue to be the hallmark of this company. This new Merck will be built for the new era that our industry has entered — and it will be built for long-term success.
Thank you. And with that, I will turn this over to Peter Kim.
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About Merck
Merck & Co., Inc. is a global research-driven pharmaceutical company dedicated to putting patients first. Established in 1891, Merck discovers, develops, manufactures and markets vaccines and medicines to address unmet medical needs. The Company devotes extensive efforts to increase access to medicines through far-reaching programs that not only donate Merck medicines but help deliver them to the people who need them. Merck also publishes unbiased health information as a not-for-profit service. For more information, visit www.merck.com.
Forward-Looking Statement
This speech contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements in this speech should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the risk factors and cautionary statements set forth in Item 1A of Merck’s Form 10-K for the year ended Dec. 31, 2007, and in its periodic reports on Form 10-Q and Form 8-K, which the Company incorporates by reference.